                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         only
                                         (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ARTISAN COMPONENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            ARTISAN COMPONENTS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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        (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          ----------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
          (3)  Filing Party:
          ----------------------------------------------------------------------
          (4)  Date Filed:
          ----------------------------------------------------------------------

                            ARTISAN COMPONENTS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC., a Delaware corporation ("Artisan"), will be held on Thursday, February 25, 1999 at 10:00 a.m. local time, at Artisan's principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To approve amendments to the 1993 Stock Option Plan to (i) provide an annual increase in the number of shares of Common Stock reserved for issuance thereunder beginning on October 1, 1999 in an amount equal to the lesser of (x) 1,000,000 shares, (y) 5% of Common Stock outstanding as of the last day of the prior fiscal year or (z) such amount as determined by the Board of Directors of Artisan and (ii) establish share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Artisan for the fiscal year ending September 30, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 31, 1998 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Robert D. Selvi
                                          Secretary

Sunnyvale, California
January 28, 1999

                            YOUR VOTE IS IMPORTANT.

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            ARTISAN COMPONENTS, INC.
                            ------------------------

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of ARTISAN COMPONENTS, INC., a Delaware corporation ("Artisan"), for use at the Annual Meeting of Stockholders to be held Thursday, February 25, 1999 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Artisan's principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California 94089. Its telephone number at that location is (408) 734-5600.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended September 30, 1998, including financial statements, were first mailed on or about January 28, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on December 31, 1998 are entitled to notice of and to vote at the meeting. Artisan has one series of Common Shares outstanding, designated Common Stock, $0.001 par value. At the record date, 13,387,437 shares of Artisan's Common Stock were issued and outstanding and held of record by 163 stockholders. No shares of Artisan's Preferred Stock were outstanding.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of Artisan as of December 31, 1998 as to (i) each person who is known by Artisan to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of Artisan, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                              COMMON STOCK
            FIVE PERCENT STOCKHOLDERS, DIRECTORS              BENEFICIALLY    PERCENTAGE
               AND CERTAIN EXECUTIVE OFFICERS                   OWNED(1)       OWNED(2)
            ------------------------------------              ------------    ----------
Amerindo Investment Advisors Inc.(3)........................   1,774,000         13.3%
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111
Entities Affiliated with U.S. Venture Partners(4)...........   1,164,903          8.7
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025
John G. Malecki.............................................     909,201          6.8
  1195 Bordeaux Drive
  Sunnyvale, CA 94089
Duane R. Hook...............................................     819,201          6.1
  1195 Bordeaux Drive
  Sunnyvale, CA 94089
Lucio L. Lanza(4)...........................................   1,181,014          8.8
Mark R. Templeton...........................................     890,354          6.6
Scott T. Becker(5)..........................................     833,361          6.2
Larry J. Fagg...............................................      42,031         *
Dhrumil Gandhi(6)...........................................     346,072          2.6
Jeffrey A. Lewis............................................     143,194          1.1
Dr. Eli Harari..............................................       9,375         *
All directors and executive officers as a group (8
  persons)..................................................   3,541,161         25.5

---------------
 *  Less than 1%

(1) Includes the following shares subject to options to purchase Artisan Common Stock that are currently exercisable or will be exercisable within 60 days of December 31, 1998: John G. Malecki 8,751; Duane R. Hook 8,751; Lucio L. Lanza 6,250; Mark R. Templeton 25,001; Scott T. Becker 12,501; Larry J. Fagg 41,036; Dhrumil Gandhi 173,860; Jeffrey A. Lewis 127,944; Eli Harari 9,375; and all executive officers and directors as a group 490,352.

(2) Applicable percentage of ownership is based on 13,387,437 shares of Common Stock outstanding as of December 31, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after December 31, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Reflects information filed with the Securities and Exchange Commission on
    Schedule 13G on April 27, 1998 by Amerindo Investment Advisors, Inc. ("Amerindo"), a California corporation and a registered investment advisor. Amerindo filed on behalf of itself, Amerindo Investment Advisors, Inc., a Panama corporation ("Panama"), Alberto W. Vilar and Gary A. Tanaka. Messrs. Vilar and Tanaka are the only directors and executive officers of Panama and are each directors and executive officers of Amerindo. Although the Schedule 13G was filed jointly, each of Messrs. Vilar and Tanaka, Amerindo and Panama expressly disclaim direct membership in any group. Amerindo has shared voting and dispositive power over 1,331,500 shares of Artisan's Common Stock. Panama has shared voting and dispositive power over 442,600 shares of Artisan's Common Stock. Messrs. Vilar and Tanaka have shared voting and dispositive power over 1,774,000 shares of Artisan's Common Stock.

(4) Includes 1,057,572 shares held by U.S. Venture Partners IV L.P., 71,480 shares held by Second Ventures II, L.P. and 35,851 shares held by USVP Entrepreneur Partners II, L.P. Mr. Lanza, a director of Artisan, is a general partner of these entities. Mr. Lanza disclaims beneficial ownership of the shares held by the limited partnerships except to the extent of his respective proportionate partnership interests therein. The other general partners of each of U.S. Venture Partners IV, L.P., Second Ventures II, L.P. and USVP Entrepreneur Partners II, L.P. are William K. Bowes Jr., Irwin B. Federman, Steven M. Krausz, Dale J. Vogel and Philip M. Young.

(5) Includes 20,400 shares held in trust for Mr. Becker's children over which Mr. Becker may be deemed to share voting and investment powers.

(6) Includes 12,300 shares held in trust for Mr. Gandhi's children and 159,912 shares held in trust for the Gandhi Family Trust. Mr. Gandhi may be deemed to share voting and investment power over each of these trusts.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Artisan a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to Artisan should be addressed to Mr. Robert D. Selvi, Secretary, 1195 Bordeaux Drive, Sunnyvale, California 94089.

VOTING AND SOLICITATION

     Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than four candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by Artisan, and all related costs will be borne by Artisan. In addition, Artisan may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of Artisan's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy roles promulgated by the Securities and Exchange Commission. Proposals of stockholders of Artisan that are intended to be presented by such stockholders at Artisan's 2000 Annual Meeting of Stockholders must be received by Artisan no later than September 30, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than December 14, 1999. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of four directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Artisan's four nominees named below, all of whom are presently directors of Artisan. In the event that any nominee of Artisan is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Artisan is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                                             DIRECTOR
         NAME OF NOMINEE           AGE                 POSITION WITH ARTISAN                  SINCE
         ---------------           ---                 ---------------------                 --------
Mark R. Templeton................  40     President, Chief Executive Officer and Director      1991
Scott T. Becker..................  38     Chief Technology Officer and Director                1991
Lucio L. Lanza(1)(2).............  55     Chairman of the Board                                1996
Dr. Eli Harari(1)(2).............  53     Director                                             1997

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     There is no family relationship between any director or executive officer of Artisan.

     Mark R. Templeton has served as President, Chief Executive Officer and a director of Artisan since April 1991 when he co-founded Artisan. From April 1990 to March 1991, Mr. Templeton was director of the Custom IC Design Group at Mentor Graphics Corporation ("Mentor Graphics"), an EDA company. From October 1984 to March 1990, he held a variety of positions with Silicon Compilers Systems Corporation ("Silicon Compilers"), an EDA company, with the last position being Director of the Custom IC Design Group.

     Scott T. Becker has served as Chief Technical Officer and a director of Artisan since April 1991 when he co-founded Artisan. From April 1990 to April 1991, he was the manager of the library development group at the IC Division of Mentor Graphics. From May 1985 to April 1990, he was responsible for library development at Silicon Compilers.

     Lucio L. Lanza has served as a director of Artisan since March 1996 and was named Chairman of the Board of Directors in November 1997. Mr. Lanza joined U.S. Venture Partners, a venture capital firm, as a partner in 1990 and became a general partner in 1996. From 1990 to 1995, Mr. Lanza also served as an independent consultant to companies in the semiconductor, communications and computer-aided design industries. From 1986 to 1989, he served as Chief Executive Officer of EDA Systems, Inc., a design automation software company. Mr. Lanza also serves on the boards of directors of Raster Graphics, Inc. and several private companies including CAD.LAB, Inc., PDF Solutions, Inc. and Veridicom, Inc.

     Dr. Eli Harari has served as a director of Artisan since November 1997. Dr. Harari is the founder of SanDisk Corporation ("SanDisk"), a flash memory data storage product company, and has served as the President, Chief Executive Officer and a director of SanDisk since June 1988. Dr. Harari founded Wafer Scale Integration, a privately held semiconductor company, in 1983 and was its President and Chief Executive Officer from 1983 to 1986, and Chairman and Chief Technical Officer from 1986 to 1988. From 1973 to 1983, Dr. Harari held various management positions with Honeywell Inc., Intel Corporation and Hughes Aircraft Microelectronics. Dr. Harari is also a director of United Silicon Incorporated.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of Artisan held a total of 6 meetings during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Messrs. Lanza and Harari during fiscal 1998, is responsible for overseeing actions taken by Artisan's independent accountants and reviews Artisan's internal financial controls. The Audit Committee did not meet during fiscal 1998.

     The Compensation Committee, which consisted of Messrs. Lanza and Harari during fiscal 1998, did not meet during fiscal 1998, but acted by unanimous written consent 5 times. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of Artisan and administers various incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Lanza and Harari. Mr. Templeton, who is President, Chief Executive Officer and a Director of Artisan, participates in all discussions regarding salaries and incentive compensation for all employees and consultants to Artisan, except that Mr. Templeton is excluded from discussions regarding his own salary and incentive compensation.

                                  PROPOSAL TWO

                      AMENDMENT TO 1993 STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being asked to approve amendments of Artisan's 1993 Stock Option Plan (the "Plan") to provide for an automatic annual increase in the number of shares reserved for issuance thereunder commencing on October 1, 1999 in an amount equal to the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares on such date, or (iii) such amount as determined by the Board of Directors of Artisan. In addition, the stockholders are being asked to approve amendments to certain provisions of the Plan to establish share limitations for purposes of Section 162(m) of the Internal Revenue Code. See "Performance-Based Compensation Limitations" below for additional information.

     The amendments to the Plan were approved by the Board of Directors in December 1998. As of December 31, 1998, options to purchase an aggregate of 2,334,551 shares of Artisan's Common Stock were outstanding under the Plan with a weighted average exercise price of $4.86 per share, options to purchase an aggregate of 1,013,911 shares of Artisan's Common Stock had been exercised and 942,934 shares were available for future grant. The Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options to eligible employees, directors and consultants of Artisan.

     The Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist Artisan in attracting, retaining and motivating the best available personnel for the successful conduct of Artisan's business. Since inception of the Plan, Artisan has provided stock options as an incentive to its employees as a means to promote increased stockholder value. Management believes stock options are one of the prime methods of attracting and retaining personnel responsible for the continued development and growth of Artisan's business. In addition, stock options are considered a competitive necessity in the high technology industry.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined to be the shares of Artisan's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both the presence or absence of a quorum and the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum and the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE PLAN.

SUMMARY OF THE PLAN

     The essential terms of the Plan are summarized as follows:

  Purpose

     The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of Artisan and to promote the success of Artisan's business.

  Administration

     The Plan provides for administration by the Board of Directors of Artisan or by a Committee of the Board. The Board or the committee appointed to administer the Plan are referred to in this description as the "Administrator." The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

  Eligibility

     The Plan provides that either incentive or nonstatutory stock options may be granted to employees (including officers and employee directors) of Artisan or any of its designated subsidiaries. In addition, the Plan provides that nonstatutory stock options may be granted to directors and consultants of Artisan or any of its designated subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of Artisan and other relevant factors. The Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which are exercisable for the first time in any one calendar year.

  Terms of Options

     Each option is evidenced by a stock option agreement between Artisan and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

          (1) Exercise of the Option: The Administrator determines when options granted under the Plan may be exercised. An option is exercised by giving written notice of exercise to Artisan, specifying the number of shares of Common Stock to be purchased and tendering payment to Artisan of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of Artisan's Common Stock, subject to certain conditions, pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Artisan, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes, a reduction in the amount of any company liability to the individual, or such other consideration as determined by the Administrator and as permitted by applicable laws.

          Options may be exercised at any time on or following the date the options are first exercisable. An option may not be exercised for a fraction of a share.

          (2) Option Price: The option price of all incentive stock options and nonstatutory stock options under the Plan may not be less than the fair market value of the Common Stock on the date the option is granted. For purposes of the Plan, fair market value is defined as the closing sale price per share of the Common Stock on the date of grant as reported on the Nasdaq National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of Artisan, the option price must be not less than 110% of the fair market value on the date of grant. The closing sale price of Artisan's Common Stock on December 31, 1998 was $5.31.

          (3) Termination of Employment or Consulting Relationship: The Plan provides that if the optionee's employment or consulting relationship with Artisan is terminated for any reason, other than death or disability, the period of time during which an option may be exercised following such termination is such period as is determined by the Administrator, however the options may be exercised only to the extent the options were exercisable on the date of termination and in no event later than the expiration of the term of the option. In the absence of a specified time in the option agreement, the option shall remain exercisable for three months after the optionee's termination.

          (4) Death: If an optionee should die while an employee or a consultant of Artisan (or during such period of time not exceeding three months, as determined by the Administrator following termination of the optionee's employment or consultancy), options may be exercised at any time within six months following the date of death and prior to the expiration of the term of such option as set forth in the Notice of Grant but only to the extent that the options were exercisable on a date as of six months after the date of death or termination of employment.

          (5) Disability: If an optionee's employment is terminated due to a disability, options may be exercised at any time within six months from the date of such termination, but only to the extent that the options were exercisable on a date as of six months after the date of termination of employment and in no event later than the expiration of the term of such option as set forth in the Notice of Grant.

          (6) Termination of Options: The term of each option is fixed by the Administrator and may not exceed ten years from the date of grant in the case of incentive stock options. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of Artisan or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

          (7) Nontransferability of Options: Unless determined otherwise by the Administrator, an option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

  Adjustment Upon Changes in Capitalization

     In the event any change, such as a stock split or dividend, is made in Artisan's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by Artisan, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of a merger of Artisan with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Administrator shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which such options shall terminate.

  Performance-Based Compensation Limitations

     No employee will be granted in any fiscal year of Artisan, options to purchase more than 250,000 shares of Common Stock, except that in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 750,000 shares. The foregoing limitation, which will be adjusted proportionately in connection with any change in Artisan's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

  Amendment and Termination

     The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the stockholders. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in October 2003.

TAX INFORMATION

     Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as mid-term or long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of Artisan. Generally, Artisan will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, mid-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Artisan will be subject to tax withholding by Artisan. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term, mid-term or short-term capital gain or loss, depending on the holding period. Generally, Artisan will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and Artisan with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE PLAN

     The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters -- Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers (identified in that table) during fiscal 1998. Information regarding options granted to non-employee Directors during fiscal 1998 is set forth under the heading "Executive Compensation and Other
Matters -- Compensation of Directors." During fiscal 1998, all current executive officers as a group and all other employees as a group were granted options to purchase 235,000 shares and 870,700 shares, respectively, pursuant to the Plan.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants to audit the consolidated financial statements of Artisan for the fiscal period ending September 30, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP had audited Artisan's financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth total compensation for the fiscal years ended September 30, 1997 and 1998 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                              ANNUAL COMPENSATION(1)          NUMBER OF
                                         ---------------------------------    SECURITIES
                                FISCAL                        OTHER ANNUAL    UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY     BONUS    COMPENSATION    OPTIONS(2)    COMPENSATION(3)
 ---------------------------    ------   --------   -------   ------------   ------------   ---------------
Mark R. Templeton.............   1998    $172,800   $    --        $--         100,000          $1,105
  President and Chief            1997     172,800     2,500        --               --           4,474
  Executive Officer
Scott T. Becker...............   1998     172,800        --        --           50,000           1,728
  Chief Technical Officer        1997     172,800     2,500        --               --           1,728
Larry J. Fagg(4)..............   1998     140,000    84,208        --               --              --
  Vice President, Worldwide      1997      11,671     9,375        --          109,432              --
  Sales
Dhrumil Gandhi................   1998     172,800        --        --           50,000           2,500
  Vice President, Engineering    1997     172,800     2,500        --               --           2,376
Jeffrey A. Lewis..............   1998     140,000    21,667        --           35,000           2,400
  Vice President, Marketing      1997     140,000    22,500        --          253,705           2,375

---------------
(1) Other than salary and bonus described herein, Artisan did not pay the persons name in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) These shares are subject to stock options granted under the 1993 Stock Option Plan.

(3) Represents matching contributions under Artisan's 401(k) plan.

(4) Mr. Fagg joined Artisan in August 1997. The entire amount of Mr. Fagg's 1998 bonus represents sales commissions.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase Artisan's Common Stock made during the fiscal year ended September 30, 1998 to the Named Executive Officers, except for Larry J. Fagg, Vice President Worldwide Sales, who did not receive any option grants in fiscal 1998:

                                                INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE
                               ---------------------------------------------------    MINUS EXERCISE PRICE AT
                               NUMBER OF     PERCENT OF                               ASSUMED ANNUAL RATES OF
                               SECURITIES   TOTAL OPTIONS   EXERCISE                  STOCK PRICE APPRECIATION
                               UNDERLYING    GRANTED TO       PRICE                      FOR OPTION TERM(1)
                                OPTIONS     EMPLOYEES IN    PER SHARE   EXPIRATION   --------------------------
            NAME                GRANTED      FISCAL YEAR    (2)(3)(4)      DATE          5%             10%
            ----               ----------   -------------   ---------   ----------   -----------    -----------
Mark R. Templeton............   100,000          9.2%         $7.70     01/12/2003    $123,397       $357,357
  President and Chief
  Executive Officer
Scott T. Becker..............    50,000          4.6           7.70     01/12/2003      61,699        178,679
  Chief Technical Officer
Dhrumil Gandhi...............    50,000          4.6           7.00     01/12/2008     220,113        557,810
  Vice President, Engineering
Jeffrey A. Lewis.............    35,000          3.2           7.00     01/12/2008     154,079        390,467
  Vice President, Marketing

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of Artisan appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term, with the exception of options granted to Messrs. Templeton and Becker whose options expire five years after the date of grant. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Artisan's estimate of future stock price growth.

(2) All options shown granted in fiscal 1998 become exercisable as to 25% of the shares subject to the option exercisable starting one year after the date of grant and an additional 6.25% of such shares subject to the option becoming exercisable quarterly thereafter.

(3) Options were granted at an exercise price equal to the fair market value of Artisan's Common Stock, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant, with the exception of options granted to Messrs. Templeton and Becker, whose exercise price is equal to 110% of the fair market value on the date of grant.

(4) Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Artisan, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows stock options exercised by Named Executive Officers during fiscal year 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Artisan's Common Stock.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                        SEPTEMBER 30, 1998           SEPTEMBER 30, 1998(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Mark R. Templeton..........        --             --            --        100,000              --            --
  President and Chief
  Executive Officer
Scott T. Becker............        --             --            --         50,000              --            --
  Chief Technical Officer
Larry J. Fagg..............        --             --        27,358         82,074      $   64,975      $194,926
  Vice President, Worldwide
     Sales
Dhrumil Gandhi.............    18,750       $131,063       145,992         73,052       1,054,792        66,551
  Vice President,
     Engineering
Jeffrey A. Lewis...........    23,514        252,306       103,338        161,853         746,617       846,513
  Vice President, Marketing

---------------
(1) Fair market value of the Common Stock as of the date of exercise minus the exercise price.

(2) Fair market value of the Common Stock as of September 30, 1998 minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the terms of a September 5, 1996 amendment to his offer letter, Jeffrey A. Lewis, Vice President, Marketing of Artisan, is also entitled, under specified conditions, to partial acceleration of vesting of an option to purchase 253,705 shares of Artisan's Common Stock. In the event Mr. Lewis's employment is terminated other than for cause following the sale or merger of Artisan with another entity, 25% of Mr. Lewis's original option grant will vest and become immediately exercisable.

     In June 1997, Artisan granted to Robert D. Selvi, Vice President Finance and Chief Financial Officer, a stock option to purchase 251, 693 shares of Common Stock at $4.50 per share, subject to the vesting provisions under the 1993 Plan. Pursuant to a severance agreement entered into with Mr. Selvi, in the event that Mr. Selvi is terminated other than voluntarily or for cause, he shall
(i) be entitled to receive his base salary as then in effect for a period of six months ($86,400 based on Mr. Selvi's current salary) plus any targeted bonus amount pro rated for such six months period as determined by the Board of Directors and (ii) the option granted to him for 251,693 shares of Common Stock will continue to vest for an additional 18 months following such termination. Termination other than for cause includes constructive termination resulting from (i) the reduction of rate of compensation, (ii) the reduction of the scope of Mr. Selvi's engagement, (iii) the requirement that Mr. Selvi provide services at a location more than 25 miles form Artisan's current principal office location or from Mr. Selvi's residence or (iv) subjection of Mr. Selvi to unreasonable working conditions. In addition, if there is a change of control of Artisan and Mr. Selvi is terminated other than for cause within six months following the effective date of such change of control, Mr. Selvi will be entitled to a cash payment of an amount equal to six months of his base salary as then in effect plus any targeted bonus amount pro rated for such six month period and the option granted to him for 251,693 shares will become 100% vested and exercisable. For purposes of Mr. Selvi's severance agreement, a change in control is defined as (i) any person becoming the beneficial owner of 50% or more of the total voting power of Artisan's then outstanding voting securities,
(ii) a change in the composition of the Board of Directors within a two year period such that a majority of the then current directors are not directors as of the date of Mr. Selvi's agreement or nominated or elected by a majority of such directors at the time of such nomination or (iii) a merger or consolidation of Artisan with any other corporation, other than a merger or consolidation which would result in the voting securities of Artisan outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of Artisan or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Artisan approve a plan of complete liquidation of Artisan or an agreement for the sale or disposition by Artisan of all or substantially all of Artisan's assets.

     Pursuant to the terms of his July 31, 1997 offer letter, Larry J. Fagg, Vice President, Worldwide Sales of Artisan is entitled, under specified conditions, to partial acceleration of vesting of options to purchase 109,432 shares of Artisan's Common Stock and certain severance and benefit payments. In the event Mr. Fagg's employment is terminated other than for cause following a change of control of Artisan, 50% of the remaining unvested shares of Mr. Fagg's original option grant will vest and become immediately exercisable, Mr. Fagg will be entitled to receive a severance payment equal to six month's base salary and commissions at target and he will be entitled to continue to participate in Artisan's benefit programs for a period of six months after the effective date of his termination at no cost to him. For purposes of Mr. Fagg's employment, a change in control of Artisan is defined as the acceptance by Artisan of any offer that would result in the acquiror owning more than 50% of Artisan's assets or voting stock then outstanding.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for serving as directors. Artisan's 1997 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of Artisan ("Outside Director"). Each Outside Director was automatically granted an option to purchase 25,000 shares upon the effective date of Artisan's initial public offering which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48 of the shares per month thereafter. Each new Outside Director is automatically granted an option to purchase 25,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48 of the shares per month thereafter. Subsequently, each Outside Director is granted an additional option to purchase 5,000 shares of Common Stock at the next meeting of the Board of Directors following the Annual Meeting of Stockholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 1/48 of the shares per month following the date of grant. The exercise price of options granted to Outside Directors must be 100% of the fair market value of Artisan's Common Stock on the date of grant. On February 2, 1998, Messrs. Lanza and Harari were each granted an option to purchase 25,000 shares of Artisan's Common Stock at an exercise price of $10.00 per share. In addition, in connection with consulting services provided to Artisan by Dr. Harari, Dr. Harari was granted an option to purchase 10,000 shares of Artisan's Common Stock at an exercise price of $16.44 per share under the 1993 Stock Option Plan.

CERTAIN TRANSACTIONS

     Under the terms of a consulting agreement with Artisan, Dr. Harari, a director of Artisan provides consulting services to Artisan for which Artisan pays an hourly fee. Under the consulting agreement, Dr. Harari was granted an option to purchase 10,000 shares of Artisan's Common Stock at an exercise price of $16.44 per share under the 1993 Stock Option Plan. In fiscal 1998, no fee payments were made to Dr. Harari.

     Artisan believes that the transaction set forth above was made on terms no less favorable to Artisan than could have been obtained from an unaffiliated third party. All future transactions, including loans, between Artisan and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to Artisan than could be obtained from unaffiliated third parties.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves Artisan's executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to Artisan's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1998.

  Compensation Philosophy

     Artisan's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of Artisan's executive compensation program is therefore to closely align the interests of the executive officers with those of Artisan's stockholders. To achieve this goal, Artisan attempts to offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of Artisan, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, Artisan attempts to maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and encourage executives to manage from the perspective of owners with an equity stake in Artisan. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

     The cash compensation component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. The Compensation Committee reviewed and approved fiscal 1998 base salaries for the Chief Executive Officer and other executives at the beginning of the calendar year. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable Artisan to attract, motivate and retain highly skilled executives. Base salaries in fiscal 1998 were established by the Compensation Committee based upon an executive's job responsibilities, level of experience, individual performance and contribution to the business.

     In addition to base salary, Artisan occasionally pays bonuses to its executive officers, although Artisan does not have a formal bonus plan. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     Artisan provides long-term incentives through its 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of Artisan. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of Artisan. All options granted to executive officers to date have been granted at the fair market value of Artisan's Common Stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of Artisan's long-term strategic performance goals.

     During fiscal 1998, the compensation of Mark R. Templeton, Artisan's President and Chief Executive Officer, consisted of base salary and stock options. Mr. Templeton's base salary for fiscal 1998 was $172,800. In addition, Mr. Templeton was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $7.70, which was 110% of the fair market value of Artisan's Common Stock at the date of grant. Mr. Templeton was not paid a cash bonus for fiscal 1998. The Compensation Committee reviews the Chief Executive Officer's salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

  Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to Artisan's executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is Artisan's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Stockholders in November 1997, the stockholders approved certain amendments to the Plan intended to preserve Artisan's ability to deduct the compensation expense relating to stock options granted under the Plan, and are being asked to affirm such amendment at the 1999 Annual Meeting of Stockholders. In approving the amount and form of compensation for Artisan's executive officers, the Compensation Committee will continue to consider all elements of the cost to Artisan of providing such compensation, including the potential impact of
Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE

                                          Lucio L. Lanza
                                          Dr. Eli Harari

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of Artisan's Common Stock with the cumulative return of the Nasdaq Electronic Components Stock Index and the Nasdaq Stock Market (U.S.) Index for the period commencing February 3, 1998 (the first trading date following Artisan's initial public offering) and ending on September 30, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.

            COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN(1) AMONG
         ARTISAN COMPONENTS, INC., NASDAQ ELECTRONIC COMPONENTS INDEX,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX

                                                                                NASDAQ ELECTRONIC          NASDAQ STOCK MARKET
                                                ARTISAN COMPONENTS, INC.        COMPONENTS INDEX                 (U.S.)
                                                ------------------------        -----------------          -------------------
'02/03/98'                                               100.00                      100.00                      100.00
'03/31/98'                                               180.00                      110.23                       92.89
'06/30/98'                                               135.00                      113.41                       86.41
'09/30/98'                                                73.75                      102.69                       89.88

---------------
(1) The graph assumes that $100 was invested on February 3, 1998 (the first trading date following Artisan's initial public offering) in Artisan's Common Stock and in the Nasdaq Electronic Components Index and in NASDAQ Stock Market (U.S.) and that all dividends were reinvested. No dividends have been declared or paid on Artisan's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or Securities Exchange Act of 1934, as amended, except to the extent that Artisan specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Artisan's executive officers and directors, and persons who own more than ten percent of a registered class of Artisan's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Artisan with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, Artisan believes that, during the period from February 3, 1998 to September 30, 1998 all executive officers and directors of Artisan complied with all applicable filing requirements, except that persons associated with U.S. Venture Partners, L.P., of which Mr. Lanza is a general partner, were late in filing Forms 4 for the month of April 1998.

                                 OTHER MATTERS

     Artisan knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: January 28, 1999

                            ARTISAN COMPONENTS, INC.
                             1993 STOCK OPTION PLAN
                           (AS AMENDED DECEMBER, 1998)


       1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

       2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means Artisan Components, Inc., a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall also include directors who are not Employees.

          (i) "Continuous Status as an Employee or Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (r) "Optioned Stock" means the Common Stock subject to an Option.

          (s) "Optionee" means an Employee or Consultant who receives an Option.

          (t) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u) "Plan" means this 1993 Stock Option Plan.

          (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

       3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,291,396 Shares (after giving effect to the one-for-two stock split approved by the shareholders of the Company on November 24, 1997; hereinafter, "post-split"), together with an annual increase to the number of shares reserved thereunder to take effect each October 1 (beginning on October 1, 1999) equal to the lesser of (i) 1,000,000 shares, (ii) 5% of the Common Stock outstanding as of the last day of the prior fiscal year or (iii) such amount as determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall, unless the Plan has terminated, become available for future grant or sale under the Plan.

       4. Administration of the Plan.

          (a) Procedure.

              (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

              (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

              (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

              (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv)  to approve forms of agreement for use under the Plan;

              (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

              (viii) to institute an Option Exchange Program;

              (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (xi) to modify or amend each Option (subject to Section 13 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

              (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

              (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

       5. Eligibility.

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (d) Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options to
Employees:

              (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares (post-split).

              (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 750,000 Shares (post-split) which shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

              (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

       6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

       7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

       8. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i) In the case of an Incentive Stock Option

                  (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

       9. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of a change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, the Shares covered by the unexercisable portion of the Option shall revert to the Plan, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

              (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it as of six (6) months after the date of such termination. To the extent that Optionee was not entitled to exercise the Option as of six (6) months after the date of such termination, the Shares covered by the unexercisable portion of the Option shall revert to the Plan, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

              (d) Death of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the death of an Optionee (i) during the term of the Option and while an Employee of the Company having been in Continuous Status as an Employee since the date of grant of the Option, or (ii) within three (3) months after the termination of Optionee's Continuous Status as an Employee for any reason other than for cause or a voluntary termination initiated by the

Optionee, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee would have been entitled to exercise the Option as of six (6) months after the date of death. To the extent that Optionee was not entitled to exercise the Option as of six (6) months after the date of death, the Shares covered by the unexercisable portion of the Option shall revert to the Plan, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

       10. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

       11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

           (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including shares as to which the Option would not otherwise be exercisable.

           (c) Merger. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

       12. Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

       13. Amendment and Termination of the Plan.

           (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

           (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

       14. Conditions Upon Issuance of Shares.

           (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.


       15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       16. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

       17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            ARTISAN COMPONENTS, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 25, 1999

        The undersigned stockholder of ARTISAN COMPONENTS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 28, 1999, and hereby appoints Mark R. Templeton and Robert D. Selvi, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC. to be held on February 25, 1999 at 10:00 a.m. local time, at 1195 Bordeaux Drive, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        1. ELECTION OF DIRECTORS:

           [ ]    FOR all nominees listed below          [ ]    WITHHOLD
                  (except as indicated)

           IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
           BELOW:

           Mark R. Templeton, Scott T. Becker, Lucio L. Lanza and Dr. Eli Harari

        2. PROPOSAL TO APPROVE AMENDMENTS TO THE 1993 STOCK OPTION PLAN TO (i) PROVIDE AN ANNUAL INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BEGINNING ON OCTOBER 1, 1999 IN AN AMOUNT EQUAL TO THE LESSER OF (x) 1,000,000 SHARES, (y) 5% OF COMMON STOCK OUTSTANDING AS OF THE LAST DAY OF THE PRIOR FISCAL YEAR OR (z) SUCH AMOUNT AS DETERMINED BY THE BOARD OF DIRECTORS OF ARTISAN AND
           (ii) ESTABLISH SHARE LIMITATIONS FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

           [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN

        3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF ARTISAN FOR THE FISCAL PERIOD ENDING SEPTEMBER 30, 1999:

           [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                  Dated: __________________, 1999


                                  --------------------------------------------
                                  Signature


                                  --------------------------------------------
                                  Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)